UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
LINCOLN ELECTRIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
0-1402
(Commission File Number)

Ohio (State or other jurisdiction of incorporation)	34-1860551 (I.R.S. Employer Identification No.)
22801 St Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)
(216) 481-8100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement
On December 30, 2005, Lincoln Electric Holdings, Inc. (the “Company”) amended its Deferred Compensation Plan for Executives (as amended and restated as of January 1, 2002) (the “Plan”) to provide that all benefit accruals shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The effect is to eliminate the “grandfather” provisions of Section 885(d) of the American Jobs Creation Act of 2004. On December 22, 2005, the Board authorized the termination of the Plan as to the accounts for those participants who consented to such termination. Six of the participants consented to the termination and received cash distributions on December 29, 2005. One of the six was a Named Executive Officer in 2005, Vincent K. Petrella, Senior Vice President and Chief Financial Officer. Mr. Petrella received $305,365. Twenty-five other participants consented to the amendment of the Plan as summarized above in lieu of termination and a cash distribution. Accordingly, their accounts will continue to be held in the Plan subject to Section 409A of the Code.
The foregoing is a summary of the terms and conditions of two documents, the Instrument of Consent executed by the Chair of the Compensation and Executive Development Committee, and the Instrument of Termination of The Lincoln Electric Holdings, Inc. Deferred Compensation Plan (as amended and restated as of January 1, 2002), As Amended. Accordingly, the foregoing is qualified in its entirety by reference to the full texts of the referenced documents, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 9.01        Financial Statements and Exhibits

(c)	Exhibits

10.1	Instrument of Consent dated December 22, 2005.

10.2	Instrument of Termination of The Lincoln Electric Holdings, Inc. Deferred Compensation Plan (as amended and restated as of January 1, 2002), As Amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.
Date: January 4, 2006	By:	/s/ Frederick G. Stueber
Senior Vice President, General Counsel and Secretary

LINCOLN ELECTRIC HOLDINGS, INC.
INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Instrument of Consent dated December 22, 2005.

10.2	Instrument of Termination of The Lincoln Electric Holdings, Inc. Deferred Compensation Plan (as amended and restated as of January 1, 2002), As Amended.